_________________AURORA LOAN SERVICES_________________
Owner: None
Depositor:
Structured Asset Securities Corporation
Attention: Mortgage Finance SARM 2007-5
745 7th Avenue, 7th Floor
New York, NY 10019
Master Servicer: Aurora Loan Services LLC
Michele Olds
10350 Park Meadows Drive
Littleton, CO 80124
Trustee: HSBC Bank USA, N.A.
Attention: Issuer Services / SARM 2007-5 452 5th Avenue
New York, NY 10018
Securities Admin: US Bank, N.A.
Attention: Structured Finance
60 Livingston Avenue
Subject: Annual Officer's Certification
Fiscal Year: 2007
Investor Code: H44
Investor Name: SARM 2007-5
I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the
"Servicer"), do certify the following for the Calendar Year 2007:
I. A review of the activities of the Servicer during the period beginning on the cut-off date and ending on December 31, 2007 (the reporting period) and of its performance under the
Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.
Certified by: AURORA LOAN SERVICES LLC
By /s/ Terry L. Gentry
Name: Terry L. Gentry
Title: Managing Director